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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                                    22-1660266
(State of Incorporation or Organization)                              (I.R.S. Employer
                                                                     Identification no.)

            388 Greenwich Street,
              New York, New York                                               10013
(Address of Principal Executive Offices)                                    (Zip Code)

If this form relates to the registration of a              If this form relates to the registration of a
class of securities pursuant to Section 12(b) of           class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to              the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                General Instruction A.(d), please check the
following box.          |X|                                following box.         |_|

Securities Act registration statement file number to which
this form relates:                                                333-38931
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

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

                   Title of Each Class                                   Name of Each Exchange on Which
                   to be so Registered                                   Each Class is to be Registered
                   -------------------                                   ------------------------------
Callable Equity Linked Notes based upon the TheStreet.com                   American Stock Exchange
Internet Sector Index Due 2006

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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 7 through 15 of the Registrant's Prospectus, dated December 1, 1997 (Registration No. 333-38931), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-2 through S-6, S-7 through S-12 and S-12 through S-19, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, dated May 12, 1999, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Notes contained in the final Prospectus Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.    EXHIBITS.

          99 (A). Prospectus, dated December 1, 1997, incorporated by reference from the Registrant's filing under Rule 424(b)(3) dated February 5, 1998.

          99 (B). Preliminary Prospectus Supplement describing the Callable Equity Linked Notes based upon the TheStreet.com Internet Sector Index Due 2006, Subject to Completion, dated May 12, 1999, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated May 14, 1999.

          99 (C). Form of Note.

          99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997.

          Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.


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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Salomon Smith Barney Holdings Inc.
                                                     (Registrant)




Date:  May 24, 1999                       By:   /s/ Mark I. Kleinman
                                                --------------------
                                                Name:    Mark I. Kleinman
                                                Title:   Treasurer


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                                INDEX TO EXHIBITS

Exhibit No.                            Exhibit
-----------                            -------

99 (A). Prospectus, dated December 1, 1997, incorporated by reference from the Registrant's filing under Rule 424(b)(3) dated February 5, 1998.

99 (B). Preliminary Prospectus Supplement describing the Callable Equity Linked Notes based upon the TheStreet.com Internet Sector Index Due 2006, Subject to Completion, dated May 12, 1999, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated May 14, 1999.

99 (C).       Form of Note.

99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997.




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